UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 2, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Peoples Financial Services Corp. Director and Board Chairman, Gerald R. Pennay, retired April 28, 2005, in accordance with the policy that requires Board Members to retire as of the Annual Shareholders Meeting following their 70th birthday. Jerry had been a Board Member since 1985 and Chairman since 2001. He is the owner of Pennay and Sons Auctioneers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	/s/	Debra E. Dissinger

Dated: May 2, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: May 2, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: May 2, 2005		By: John W. Ord
President & CEO

	/s/	Joseph M. Ferretti

Dated: May 2, 2005		By: Joseph M. Ferretti
Vice President/Chief Credit Officer